UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2016

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

512 Seventh Avenue
New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

G-III Apparel Group, Ltd. (the “Company”) held its Annual Meeting of Stockholders (the “2016 Annual Meeting”) on June 16, 2016. A total of 43,943,062 shares were represented in person or by proxy at the 2016 Annual Meeting and the Company’s stockholders took the following actions:

Proposal No. 1: Election of Directors

The Company’s stockholders elected each of the eleven nominees for director to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Morris Goldfarb	41,160,304	1,244,861	1,537,897
Sammy Aaron	40,899,456	1,505,709	1,537,897
Thomas J. Brosig	40,951,019	1,454,146	1,537,897
Alan Feller	41,464,402	940,763	1,537,897
Jeffrey Goldfarb	40,910,254	1,494,911	1,537,897
Jeanette Nostra	38,273,542	4,131,623	1,537,897
Laura Pomerantz	39,112,040	3,293,125	1,537,897
Allen Sirkin	39,183,530	3,221,635	1,537,897
Willem van Bokhorst	38,020,838	4,384,327	1,537,897
Cheryl Vitali	42,090,133	315,032	1,537,897
Richard White	38,679,714	3,725,451	1,537,897

Proposal No. 2: Advisory Vote on Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,977,990	7,354,630	72,545	1,537,897

The Company’s Board of Directors and Compensation Committee will consider the results of this advisory vote in making future decisions on named executive officer compensation.

Proposal No. 3: Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2017 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,538,218	311,372	93,472	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: June 17, 2016

	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer